SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                OCTOBER 21, 1999

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission              IRS Employer
jurisdiction                      File Number             Identification
of incorporation                                          Number

Delaware                            1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On October 21, 1999 registrant issued a press release entitled Halliburton Reports 1999 Third Quarter Earnings pertaining, among other things, to an announcement that registrant's 1999 third quarter net income was $58 million ($.13 per share diluted) compared to a loss of $527 million ($1.20 per share diluted) in the 1998 third quarter. Registrant's consolidated revenues totaled $3.5 billion in the 1999 third quarter, approximately four percent below 1999's second quarter and 16 percent below the year ago quarter.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated October 21, 1999.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:  October 22, 1999                By:  /s/ Susan S. Keith
                                          ---------------------------------
                                                Susan S. Keith
                                                Vice President and Secretary




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                                  EXHIBIT INDEX

Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 9
                           October 21, 1999
                           Incorporated by Reference






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